UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 3, 2025, Protara Therapeutics, Inc. (the “Company” or “Protara”) posted an investor presentation (the “Investor Presentation”) to the “Investors—Events and Presentations” section of the Company’s website and posted a press release (the “Press Release”) to the “Investors—News—Press Releases” section of the Company’s website. The Investor Presentation and Press Release will be used in connection with a conference call and webcast on December 3, 2025, at 8:30 a.m. ET, to announce updated interim data from the ongoing Phase 2 open-label ADVANCED-2 Trial of TARA-002 in patients with carcinoma in situ or CIS (± Ta/T1) non-muscle invasive bladder cancer (“NMIBC”).

Copies of the Investor Presentation and Press Release are attached as Exhibit 99.1 and Exhibit 99.2, respectively. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Updated Interim Results

On December 4, 2025, the Company presented updated interim data from its ongoing Phase 2 open-label ADVANCED-2 Trial of TARA-002 in patients with carcinoma in situ or CIS (± Ta/T1) NMIBC at a poster session at the 2025 Annual Meeting of the Society of Urologic Oncology (SUO) Conference, reporting positive results that continue to support TARA-002’s potential as a mainstay in the NMIBC treatment landscape and demonstrating meaningful and durable activity in Bacillus Calmette-Guérin (“BCG”)-Naïve NMIBC patients. A copy of the poster, which has been published to the “Investors—Events and Presentations” section of the Company’s website, is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The dataset includes 31 BCG-Naïve patients who received at least 1 dose of TARA-002; 29 patients completed at least one response assessment and were evaluable for efficacy as of a November 7, 2025 data cutoff. Patients received an induction course of six weekly intravesical instillations of TARA-002, followed by a maintenance course of three weekly instillations every three months. Re-induction was permitted for eligible patients with residual CIS and/or recurrent high-grade Ta disease. Complete response (“CR”) rates at the six months and 12 months landmark time points include all participants who were either evaluable at that time point or had experienced disease progression or treatment failure prior to the scheduled visit. The CR rate at any time was 72% (21/29). The CR rate was 69% (18/26) at six months and 50% (7/14) at 12 months. Among initial responders, 88% (14/16) maintained their response through six months and 100% (3/3) through 12 months. Re-induction therapy successfully salvaged most initial non-responders, resulting in high conversion rates and durable responses: 80% (4/5) of re-induced patients converted to a CR at 6 months, and 100% (4/4) of those responders maintained their CR at 12 months.

The majority of treatment-related adverse events (“TRAEs”) were Grade 1 and transient with no Grade 3 or greater TRAEs as assessed by study investigators. No patients discontinued treatment due to TRAEs. The most commonly occurring TRAEs were dysuria (13%), fatigue (13%), and hematuria (6%).

Regulatory Update

The Company remains in ongoing dialogue with the U.S. Food and Drug Administration (“FDA”) on an expansion of the agreed upon registrational path forward for TARA-002 beyond the BCG-Unresponsive NMIBC patient population. The FDA has provided written feedback supporting a registrational design for a controlled trial in BCG-Naïve patients (who have never been exposed and those who have not received BCG within the last 24 months and are ineligible to receive BCG or contraindicated, cannot tolerate BCG, do not have access to BCG, or refuse BCG). The FDA has agreed that BCG is not required as a comparator and that intravesical chemotherapy is an acceptable comparator to TARA-002 in BCG-Naïve patients. The FDA also is aligned with the primary endpoint of the trial as the CR rate at month 6 with duration of response as a key secondary endpoint. The Company has engaged the FDA to determine how to include BCG-Exposed patients in its clinical trials of TARA-002, for whom no FDA-approved treatments are available and who have limited options to access investigational treatment through clinical trials.

Forward-Looking Statements

Statements contained herein regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Protara’s business strategy, including its development plans for its product candidates and plans regarding the timing or outcome of existing or future clinical trials (including the timing of any particular phases of such trials and the timing of the announcement of any data produced during such trials or phases thereof; statements related to expectations regarding interactions with the U.S. Food and Drug Administration (FDA); Protara’s financial position; statements regarding the anticipated safety or efficacy of Protara’s product candidates; and Protara’s outlook for the remainder of the year and future periods. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include: risks that Protara’s financial guidance may not be as expected, as well as risks and uncertainties associated with: Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; having to use cash in ways or on timing other than expected; the impact of market volatility on cash reserves; failure to attract and retain management and key personnel; the impact of general U.S. and foreign, economic, industry, market, regulatory, political or public health conditions; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Investor Presentation, dated December 3, 2025.
99.2	Press Release, dated December 3, 2025.
99.3	Poster Presentation, dated December 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025

Protara Therapeutics, Inc.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Chief Financial Officer

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